EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151802) of Unilever N.V. of our report dated June 23, 2008 relating to the financial statements of the Savings Plan for Union Employees of Unilever, which appears in this
Form 11-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 26, 2008